EXHIBIT 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

June 1, 2001

(310) 552-8500                                                    23155-00031

EarthShell Corporation
800 Miramonte Drive
Santa Barbara, California  93109

         Re:      EarthShell Corporation
                  Registration Statement on Form S-3
                  (Registration No. 333 - ____________)

Ladies and Gentlemen:

        We refer to the registration statement on Form S-3 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), by EarthShell Corporation, a Delaware corporation (the “Company”), with respect to the proposed offering by the selling stockholder of the Company named therein of up to 830,234 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Shares are to be sold from time to time in the public market at prevailing prices or as otherwise described in the Registration Statement.

        For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

        We have also assumed the following:

        (a) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

        (b) all Shares will be sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and there will not have occurred any change in law affecting the validity or enforceability of such Shares; and

        (c) the Company has received the consideration payable to it by the selling stockholder upon exercise of the warrants pursuant to which the Shares were originally issued to the selling stockholder.

        Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares will be legally and validly issued, fully paid and non-assessable.

        This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of California and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the States of California and Delaware and the United States. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           / s / Gibson, Dunn & Crutcher LLP

                                           GIBSON, DUNN & CRUTCHER LLP